Specialized Health Products International, Inc.
									Stock Option Plan



	This Stock Option Plan (the "Plan") is executed this 1st day of September, 1995, by Specialized Health Products International, Inc., a Delaware corporation ("SHPI").

	Whereas, the compensation committee of SHPI (the "Committee") believes it is in the best interest of SHPI to establish a plan for the purpose of providing certain benefits for the participants described hereunder; and

	Whereas, SHPI wishes to offer an inducement to such participants in the form of additional compensation for services which they have rendered or will hereafter render.

Therefore, it is resolved as follows:

								ARTICLE I - GENERAL

1.01.  Administration.

	(a) The Plan shall be administered by SHPI's Compensation Committee (the "Committee").

	(b) The Committee shall have the authority, in its sole discretion and from time to time to:

		 (i)  designate the consultants, independent contractors, employees, officers and directors of SHPI who have or will provide bona fide services to
SHPI (collectively "Participants") or classes of Participants eligible to participate in the Plan which Participants may be natural persons or entities;

		(ii)  grant awards provided in the Plan in such form and amount as the
Committee shall determine;


		(iii)  impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

		(iv)  interpret the Plan, adopt amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

	(c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

1.02.  Eligibility for Participation.

	Participants in the Plan shall be selected by the Committee. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the Participant's functions, responsibilities, value of services to SHPI and past and potential contributions to SHPI's profitability and sound growth.

1.03.  Types of Awards Under Plan.

	Awards under the Plan will be in the form of stock options, as describe in
Article II ("Stock Options").

1.04.  Aggregate Limitation on Awards.

	The maximum aggregate number shares of underlying shares of common stock of SHPI that may be subject to Stock Options issued pursuant to the Plan is 1,284,998, which number may be adjusted from time to time by the Committee.

1.05.  Term of Plan.

	The Stock Options issued pursuant to the Plan shall not be exercisable more than five (5) years from the date of grant.


								ARTICLE II - STOCK OPTIONS


2.01.  Award of Stock Options.

	The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Stock Options to purchase common stock of SHPI for cash or other consideration approved by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.  Stock Option Agreements.

	The grant of a Stock Options shall be evidenced by a written stock option agreements, executed by SHPI and the holder of a Stock Option (the "Optionee"), stating the number of shares of stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03.  Stock Option Price.

	The option price per share shall be at least equal to the fair market value of the underlying common subject to the Stock Options being granted, which fair market value shall be determined, in each circumstance, in the sole and absolute discretion of the Committee.

2.04.  Term and Exercise.

	Each Stock Option shall be exercisable upon the date(s) so provided by the Committee. Notwithstanding the foregoing, no Stock Option may be exercised after the expiration of the terms set forth in Section 1.05. (the "Option
Term").

2.05.  Manner of Payment.

	Each Stock option agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder. In each circumstance, the Optionee may make payment to SHPI of the full option price in cash or in any manner that the Committee, in its sole and absolute discretion, finds appropriate.

2.06.  Retirement, Disability or Death of Optionee.

	 (a) Upon a termination of the Optionee's employment by reason of retire-ment, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding on any such date of retirement, disability or death; (1) the one-year period following the date of such termination of the Optionee's employment with SHPI in the case of a disability (within the meaning of Section 22(e)(3) of the I.R.C.),
(2) the thirty (30) day period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, in the case of the Optionee's death during his employment with SHPI, but not latter than one year after the Optionee's death, and (3) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (1) above. In no event, however, shall any such period extend beyond the Option Term in the case of retirement. In the case of disability or death such period may extend beyond the Option Term to the extent set forth in this Section 2.06(a).

	(b)  In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative(s), but only to the extent that the
Option would otherwise have been exercisable by the Optionee.

	(c)  Notwithstanding any other provisions set forth herein, if the Optionee shall (1) commit any act of malfeasance or wrongdoing affecting SHPI or any subsidiary of SHPI, (2) breach any covenant not to compete or employment contract with SHPI or any subsidiary of SHPI, or (3) engage in conduct that would warrant the Optionee's discharge for cause (excluding general dissatis-
faction with the performance of the Optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon or any subsidiary of SHPI), any unexercised portion of the Option shall immediately terminate and be void.

2.07.  Termination for Other Reasons.

	Except as provided in Section 2.06 or except as otherwise determined by the Committee, all Stock Options shall terminate upon the termination of the Optionee's employment.

								 ARTICLE III - MISCELLANEOUS

3.01.  General Restriction.

	Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (1) the listing, registration or qualification of the shares of stock subject or related thereto upon any securities exchange or under any state or Federal law, (2) the consent or approval of any government regulatory body, or (3) an agreement by the Optionee of an award with respect to the disposition of shares of stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

3.02.  Non-Assignability.

	No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

3.03.  Withholding Taxes.

	Whenever SHPI proposes or is required to issue or transfer shares of stock or other property under the Plan, SHPI shall have the right to require the Optionee to remit to SHPI an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any
certificate or certificates for such shares.   Alternatively, SHPI may issue
or transfer such shares of stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of stock shall be valued on the date the withholding obligation is incurred.

3.04.  Right to Terminate Employment.

	Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of SHPI or effect any right which SHPI may have to terminate the employment of such participant. Specifically, all Participant's shall be at will employee's of SHPI unless SHPI has made other arrangements with a Participant.

3.05.  Non-Uniform Determinations.

	The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

3.06.  Rights as a Shareholder.

	The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of stock are issued to him.

3.07.  Leaves of Absence.

	The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (1) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (2) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

3.08. Newly Eligible Participants.

	The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or period.

3.09. Adjustments.

	In the event of any change in the outstanding stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number of shares of stock which may be issued under the Plan.
The adjustment that shall be made to each outstanding Stock Option will be such that each such Option shall thereafter be exercisable for such cash, stock or property as would have been received in respect of the Stock Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur.

3.10.  Amendment of the Plan.

	(a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

	(b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect.

3.11.  Distribution of the Plan.

	A copy of the Plan shall be given to each Plan participant at or before the date the Committee grants the participant Stock Options.


								CERTIFICATION OF SECRETARY

I, the undersigned, do hereby certify:

	1. That I am the duly elected and acting Secretary of SHPI, Inc., a Delaware corporation; and

	2. That the foregoing Stock Option Plan, comprising six (6) pages, was duly adopted by the Compensation Committee on the 1st day of September, 1995.



____/s/_____________________________
Secretary